EXHIBIT 4.1
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                                                                  EXECUTION COPY
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                 SECOND AMENDMENT TO THE NOTE PURCHASE AGREEMENT

     SECOND AMENDMENT, dated as of August 4, 2004 (the "Second Amendment"), to the Note Purchase Agreement, dated as of August 10, 2001 as amended by the first amendment thereto dated as of July 1, 2003 (as so amended, the "Note Purchase Agreement"), by and among Cascade Investment LLC, a Washington limited liability company ("Buyer"), Gabelli Asset Management Inc., a New York corporation ("Seller"), Mario J. Gabelli ("Gabelli"), Gabelli Group Capital Partners, Inc., a New York corporation ("Gabelli Group") and Rye Holdings, Inc., a New York corporation ("Rye Holdings") and Rye Capital Partners, Inc. (collectively with Gabelli, the Gabelli Group and Rye Holdings, the "Gabelli Stockholders" ). All capitalized terms used but not defined herein which are defined in the Note Purchase Agreement (or in the Note, as defined therein) shall have the meanings assigned to such terms in such agreement.

                                    RECITALS

     A. The parties hereto desire to amend the Note Purchase Agreement and the
Note in the manner set forth below.

     B. Except as amended below, the Note Purchase Agreement, Registration Rights Agreement and the Note (collectively, the "Transaction Documents") shall remain in full force and effect as they were prior to this Second Amendment.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

     1. Amendment of the Note. The parties hereto hereby amend the Note so that from and after the date of this Second Amendment and until Maturity, (i) the Exercise Date shall become April 1, 2005 and (ii) the dollar amount in the first paragraph under the heading "Limitation on Funded Indebtedness" in the Note shall be increased from "$200,000,000" to "$300,000,000" (collectively, the "Note Amendments"). Concurrently with the execution and delivery of this First Amendment, the Seller is delivering to Buyer, in exchange for the duly executed outstanding Note, a duly executed amended Note in the form of Exhibit A here, which is identical to the outstanding Note in all respects except that it gives effect to the Note Amendments. The parties agree that the amended Note is a replacement of the outstanding Note and evidences the same debt, and is entitled to the same benefits as, the outstanding Note except to the extent otherwise provided by the Note Amendments. The parties also agree that neither this Second Amendment nor the amended Note shall affect any rights or obligations under the Note Purchase Agreement or Note with respect to any periods, acts, omissions or circumstances which occurred prior to the date of this Second Amendment. From and after the execution and delivery of this Second Amendment, all references in the Transaction Documents to the Note shall be deemed to be references to the Note as amended by the Note Amendments.

     2. Letter of Credit. Concurrently with the execution and delivery of this Second Amendment, the Seller is delivering to Buyer an amendment to the Letter of Credit duly

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executed by the Letter of Credit Issuer which extends the
expiration date of the Letter of Credit until April 9, 2005 (the "Letter of Credit Amendment"). From and after the execution and delivery of this Second Amendment, all references in the Transaction Documents to the Letter of Credit shall be deemed to be references to the Letter of Credit as amended by the Letter of Credit Amendment.

     3. References to Agreement. From and after the execution and delivery of this Second Amendment, all references in the Transaction Documents to the Agreement shall be deemed to be references to the Agreement as amended by this Second Amendment.

     4. Amendment to Registration Rights Agreement. To the extent provided herein, this Second Amendment shall be an amendment of the Registration Rights Agreement.


     5. Miscellaneous. Sections 2.1.1, 2.1.4, 2.1.5, and 6 of the Note Purchase Agreement are incorporated herein by reference, MUTANDIS MUTANDI, with all references therein to any of the Transaction Documents being changed to refer solely to this Second Amendment.


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          SIGNATURE PAGE - SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first mentioned above.

SELLER:                                     BUYER:

GABELLI ASSET MANAGEMENT INC.               CASCADE INVESTMENT LLC


BY: /s/                                     BY: /s/
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GABELLI STOCKHOLDERS:

/s/ Mario J. Gabelli
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MARIO J. GABELLI


GABELLI GROUP CAPITAL PARTNERS, INC.


BY: /s/
    ---------------------------


RYE HOLDINGS, INC.


BY: /s/
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RYE CAPITAL PARTNERS, INC.


BY: /s/
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                                                                       EXHIBIT A
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                       FORM OF CONVERTIBLE PROMISSORY NOTE


































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